UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

Registrant has reported its results of operations for the three months ended January 31, 2006, as described in Registrant’s news release dated February 28, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 28, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)
Date:	February 28, 2006	/s/ William M. Steul

William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated February 28, 2006.

Exhibit 99.1

February 28, 2006

FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS ENDED JANUARY 31, 2006

Boston, MA--Eaton Vance Corp. reported diluted earnings per share before the cumulative effect of a change in accounting principle of $0.29 in the first three months of fiscal 2006 compared to diluted earnings per share of $0.23 in the first three months of fiscal 2005, an increase of 26 percent.

The Company’s reported earnings were significantly affected by the required adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment,” in the first quarter of fiscal 2006. Adoption of SFAS 123R using the “modified retrospective method” had the effect of reducing earnings per share by $0.06 in the first quarter of fiscal 2006 (approximately $0.02 of which can be attributed to retirement-eligible employees as discussed below) and $0.04 in the first fiscal quarter of fiscal 2005. A table summarizing the impact of SFAS 123R on the Company’s financial statements is attached to the release.

Assets under management of $113.3 billion at the end of the first quarter of fiscal 2006 were $15.3 billion or 16 percent greater than the $98.0 billion at the end of the first fiscal quarter last year. In the 12-month period ended January 31, 2006, the Company’s assets under management were positively affected by long-term fund and separate account net inflows of $8.2 billion, market price appreciation of $6.6 billion and $0.6 billion of high-net-worth separate accounts acquired in calendar year 2005. Gross sales and inflows of long-term funds and separate accounts during the 12 months ended January 31, 2006, were $25.0 billion.

Helped by the strong equity market in the first quarter of fiscal 2006, assets under management increased $4.8 billion or 4 percent from $108.5 billion on November 1, 2005 to $113.3 billion on January 31, 2006. Open-end fund net inflows increased 71 percent to $814 million in the first quarter of fiscal 2006 from $476 million in the same period last year. Closed-end fund inflows were $108 million in the first quarter of fiscal 2006 and $867 million in the first quarter of fiscal 2005. This year’s first quarter included the placement of $108 million of over-allotment shares from the $2.0 billion Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund offered in September 2005. Net outflows of private funds, including structured products for institutional investors and funds for high-net-worth investors, were $457 million in the first quarter of fiscal 2006 primarily because of the liquidation of a $495 million collateralized loan obligation entity in December 2005. (The liquidation resulted in a $0.7 million gain to the Company.) In contrast, there were $284 million of net inflows into private funds in the first quarter of fiscal 2005. Gross fund flows increased 10 percent to $4.3 billion in the first quarter of fiscal 2006 from $3.9 billion in the first quarter of fiscal 2005.

The Company experienced combined institutional and high-net-worth separate account net outflows of $951 million in the first fiscal quarter of fiscal 2006, compared to $726 million of net outflows in the first fiscal quarter of fiscal 2005. Positive net flows into high-net-worth accounts were offset by withdrawals of certain low-fee institutional assets managed by Atlanta Capital Management Company, LLC. Retail managed account net flows were $330 million in the first quarter of fiscal 2006 and $381 million in the same period last year. Attached tables 1- 4 summarize assets under management and asset flows by investment objective.

As a result of higher average assets under management, revenue in the first quarter of fiscal 2006 increased $24.6 million or 14 percent to $206.4 million from $181.8 million in the first quarter of fiscal 2005. Investment adviser and administration fees increased 19 percent to $142.1 million, compared to a 15 percent increase in average assets under management. Distribution and underwriter fees increased less than 1 percent, reflecting the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and managed assets with low or no distribution fees. Service fee revenue increased 12 percent due to the increase in average fund assets that pay these fees. Other revenue decreased 81 percent, primarily reflecting investment income earned last year by a consolidated investment company that after April 2005 was no longer consolidated.

Operating expense in the first quarter of fiscal 2006 increased 13 percent to $142.3 million compared to operating expense of $126.3 million in fiscal first quarter 2005, primarily because of higher compensation, service fee expense, distribution and other expenses. Compensation expense increased 24 percent primarily because of increases in employee headcount, base salaries, stock option expense and higher operating income-based bonus accruals.

The Company’s adoption of SFAS 123R using the modified retrospective method resulted in the recognition of $12.5 million of stock-based compensation expense in the first quarter of fiscal 2006 ($9.0 million after tax or $0.064 per diluted share) compared to $7.5 million in the first quarter of fiscal 2005 ($5.8 million after tax or $0.04 per diluted share). Approximately $4.0 million of the total $5.0 million increase in stock-based compensation expense year-over-year can be attributed to the accelerated recognition in the first quarter of fiscal 2006 of stock-based compensation for retirement-eligible employees under SFAS 123R.

Because the Company’s stock option plan allows for accelerated vesting of options upon retirement, the implementation of SFAS 123R requires the immediate recognition of compensation cost at grant date for all awards granted to retirement-eligible employees. (The Company’s retirement policy provides for early retirement with the Company’s consent when an employee reaches the age of 55 and his or her age and years of service equal at least 75 years.) This treatment applies to grants made on or after the Company’s adoption of SFAS 123R (November 1, 2005). The Company anticipates that stock-based compensation expense in the remaining three fiscal quarters of fiscal 2006 will be lower that that recognized in the first fiscal quarter due to the accelerated recognition of compensation cost associated with stock option grants made to retirement-eligible employees in November 2005. The implementation of SFAS 123R in the first quarter of fiscal 2006 had no effect on the Company’s cash earnings.

In conjunction with the adoption of SFAS 123R in the first quarter of fiscal 2006, the Company recognized a cumulative effect of change in accounting principle of $0.6 million, net of tax. The one-time charge resulted from the change in accounting treatment of employee stock option forfeitures under SFAS 123R as explained in the Company’s fiscal year 2005 SEC Form 10-K filing.

Amortization of deferred sales commissions declined $4.3 million or 24 percent in the first quarter of fiscal 2006 compared to the first quarter of fiscal 2005 primarily because of the continuing decline in class B share sales and class B assets under management. Service fee expense increased 8 percent, in line with the increase in aged fund assets paying service fees. Distribution expense increased 14 percent as a result of increases in sales support expenses, Class A and C share fund distribution fees and closed-end fund fees. Other expense increased 24 percent primarily because of higher fund expenses, facilities, information technology, compliance, and other miscellaneous expenses.

Operating income in the first quarter of fiscal 2006 increased by 15 percent to $64.1 million. Net income before the cumulative effect of expensing stock options increased 22 percent to $39.8 million. Interest income increased 143 percent, reflecting higher interest rates on the Company’s short-term investments. As mentioned previously, the Company recognized a $0.7 million gain on the planned liquidation of a collateralized loan obligation entity in the first quarter of fiscal 2006. The Company also recognized a $0.6 million impairment loss related to its equity investment in another collateralized loan obligation entity. The Company’s provision for income taxes was 38 percent in the first quarters of fiscal 2006 and fiscal 2005. The Company expects its tax rate to increase to approximately 39 percent during fiscal 2006 as a result of an increase in state income tax liabilities and the adoption of SFAS 123R.

Cash, cash equivalents and short-term investments were $252.4 million on January 31, 2006, and $326.8 million ($292.7 million excluding minority interest in a consolidated investment company) on January 31, 2005. The Company’s strong operating cash flow in the last 12 months enabled it to pay $135.3 million to repurchase 5.4 million shares or 4 percent of its non-voting common stock and $44.5 million in dividends to shareholders. There are currently no outstanding borrowings against the Company’s $180.0 million credit facility.

During the first three months of fiscal 2006, the Company repurchased and retired 1.2 million shares of its non-voting common stock at an average price of $27.24 per share under its repurchase authorization. Approximately 4.0 million shares remain of the current 8.0 million share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share amounts)

	Three Months Ended

	January 31,	January 31,	%
	2006	2005	Change

Revenue:
Investment adviser and administration fees	$ 142,069	$ 118,918	19%
Distribution and underwriter fees	35,177	35,060	0
Service fees	28,657	25,477	12
Other revenue		2,326	(81)

Total revenue	206,350	181,781	14

Expenses:
Compensation of officers and employees	61,448	49,551	24
Amortization of deferred sales commissions	13,741	18,040	(24)
Service fee expense	22,862	21,172	8
Distribution expense	26,125	22,919	14
Other expenses	18,095	14,587	24

Total expenses	142,271	126,269	13

Operating Income	64,079	55,512	15
Other Income/(Expense):
Interest income			143
Interest expense	(365)		1
Gain on investments			n/a
Foreign currency gain (loss)	(56)		n/a
Impairment loss on investments	(592)	-	n/a

Income Before Income Taxes, Minority Interest
Equity in Net Income (Loss) of Affiliates and
Cumulative Effect of Change in Accounting Principle	65,449	55,892	17

Income Taxes	(25,144)	(21,196)	19

Minority Interest	(1,548)	(1,400)	11

Equity in Net Income (Loss) of Affiliates, Net of Tax			n/a

Net Income Before Cumulative Effect of Change in
Accounting Principle	39,757	32,719	22

Cumulative Effect of Change in Accounting Principle,
Net of Taxes	(626)	-	n/a

Net Income	$ 39,131	$ 32,719	20

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$ .31	$ 0.24	29

Diluted	$ .29	$ 0.23	26

Earnings Per Share:
Basic	$ .30	$ 0.24	25

Diluted	$ .28	$ 0.23	22

Dividends Declared, Per Share	$ .10	$ 0.08	25

Weighted Average Shares Outstanding:
Basic	129,270	133,522	(3)

Diluted	139,346	143,711	(3)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2006	2005	2005

ASSETS
Current Assets:
Cash and cash equivalents	$ 125,349	$ 146,389	$ 147,872
Short-term investments	127,091	127,858	178,884
Investment adviser fees and other receivables	87,984	83,868	34,246
Other current assets	7,665	10,473	4,744

Total current assets	348,089	368,588	365,746

Other Assets:
Deferred sales commissions	118,709	126,113	151,961
Goodwill	89,634	89,634	89,281
Other intangible assets, net	41,170	40,644	43,181
Long-term investments	66,899	61,766	42,944
Equipment and leasehold improvements, net	13,730	12,764	12,051
Other assets	2,092	3,035	4,410

Total other assets	332,234	333,956	343,828

Total assets	$680,323	$702,544	$709,574

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$24,436	$62,880	$20,029
Accounts payable and accrued expenses	26,571	27,987	26,164
Dividend payable	12,933	12,952	10,638
Other current liabilities	5,383	12,538	24,587

Total current liabilities	69,323	116,357	81,418

Long-Term Liabilities:
Long-term debt	75,749	75,467	74,625
Deferred income taxes	30,175	29,804	38,826

Total long-term liabilities	105,924	105,271	113,451

Total liabilities	175,247	221,628	194,869

Minority interest	11,120	4,620	38,506

Commitments and contingencies

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 309,760 shares	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 128,940,999, 129,243,023 and 132,872,824 shares, respectively	504	505	519
Notes receivable from stock option exercises	(2,609)	(2,741)	(2,693)
Accumulated other comprehensive income	3,840	2,566	2,272
Retained earnings	492,220	475,965	476,100

Total shareholders' equity	493,956	476,296	476,199

Total liabilities and shareholders' equity	$680,323	$702,544	$709,574

Table 1			Table 2
Asset Flows (in millions)			Assets Under Management
Twelve Months Ended January 31, 2006			By Investment Objective (in millions)

			January 31,	October 31,	%	January 31,	%
Assets 1/31/2005 -			2006	2005	Change	2005	Change
Beginning of Period	$ 98,009
Long-term fund sales and inflows	18,985	Equity Funds	$ 48,129	$ 45,146	6.6%	$ 39,329	22.4%
Long-term fund redemptions and outflows	(11,550)	Fixed Income Funds	19,149	18,603	2.9%	17,710	8.1%
Long-term fund net exchanges	(51)	Bank Loan Funds	16,744	16,816	-0.4%	15,558	7.6%
Long-term fund mkt. value change	4,042	Money Market Funds	289	278	4.0%	325	-11.1%
Institutional and HNW account inflows	2,889	Separate Accounts	28,942	27,650	4.7%	25,087	15.4%
Institutional and HNW account outflows	(3,753)
Institutional and HNW assets acquired [1,2]	555	Total	$ 113,253	$ 108,493	4.4%	$ 98,009	15.6%
Retail managed account inflows	3,110
Retail managed account outflows	(1,516)
Separate account mkt. value change	2,569
Change in money market funds	(36)

Net change	15,244

Assets 1/31/2006 - End of Period	$113,253

	Table 3
	Asset Flows by Investment Objective (in millions)
	Three Months Ended

	January 31,	January 31,
	2006	2005

Equity Fund Assets - Beginning of Period	$45,146	$36,895
Sales/Inflows	1,681	2,057
Redemptions/Outflows	(1,432)	(993)
Exchanges	25	19
Market Value Change	2,709	1,351

Net Change	2,983	2,434

Equity Fund Assets - End of Period	$48,129	$39,329

Fixed Income Fund Assets - Beginning of Period	18,603	17,553
Sales/Inflows	1,447	679
Redemptions/Outflows	(1,008)	(584)
Exchanges	(18)	(11)
Market Value Change	125	73

Net Change	546	157

Fixed Income Fund Assets - End of Period	$19,149	$17,710

Bank Loan Fund Assets - Beginning of Period	16,816	15,034
Sales/Inflows	1,175	1,183
Redemptions/Outflows	(1,398)	(715)
Exchanges	(9)	(8)
Market Value Change	160	64

Net Change	(72)	524

Bank Loan Fund Assets - End of Period	$16,744	$15,558

Long-Term Fund Assets - Beginning of Period	80,565	69,482
Sales/Inflows	4,303	3,919
Redemptions/Outflows	(3,838)	(2,292)
Exchanges	(2)	-
Market Value Change	2,994	1,488

Net Change	3,457	3,115

Total Long-Term Fund Assets - End of Period	$84,022	$72,597

Separate Accounts - Beginning of Period	27,650	24,475
Institutional/HNW Account Inflows	652	712
Institutional/HNW Account Outflows	(1,603)	(1,438)
Institutional/HNW Asset Acquired[1]	449	-
Retail Managed Account Inflows	739	827
Retail Managed Account Outflows	(409)	(446)
Separate accounts market value change	1,464	957

Net Change	1,292	612

Separate accounts - End of Period	$28,942	$25,087

Money market fund assets - End of Period	289	325

Total Assets Under Management - End of Period	$113,253	$98,009

	Table 4
	Long-Term Fund and Separate Account Net Flows (in millions)
	Three Months Ended

	January 31,	January 31,
	2006	2005

Long-term funds:
Open-end funds	$814	$476
Closed-end funds	108	867
Private funds	(457)	284
Inst/HNW accounts	(951)	(726)
Retail managed accounts	330	381

Total net flows	$(156)	1,282

1 Voyageur Asset Management (MA) acquired by Eaton Vance in December 2005.

2 Weston Asset Management acquired by Eaton Vance in August 2005.